Exhibit 99.1

Contact Information:

Andrew West, 703.661.9006

andrew.west@vastera.com

Susan Diegelman, 703.287.7816
sdiegelman@sheahedges.com

Vastera Announces First Quarter Results for 2004

•                  Results for quarter ahead of guidance

•                  $54 million in cash and investments

DULLES, VA, USA, April 22, 2004 — Vastera, Inc. (NASDAQ:  VAST), the worldwide leading provider of solutions for Global Trade Management, today announced results for the first quarter ending March 31, 2004.

Total revenues for the first quarter were $20.9 million, equivalent to revenues from last year and the previous quarter.  Managed services revenues for the first quarter were $14.2 million, up 4% over last year and 2% sequentially.

The Company’s reported net loss for the first quarter was $959,000, or a loss of $0.02 per share. This compares to a net loss of $878,000, or a loss of $0.02 per share in the same quarter last year. The pro forma loss(1) for the quarter was $601,000 or a loss of $0.01 per share, compared to pro forma earnings of $323,000, or $0.01 per share in the same quarter last year. In the first quarter, the Company also generated $938,000 of EBITDA, as adjusted(1), compared to $1.6 million in the same quarter last year. The Company ended the quarter with $53.8 million of cash and short-term investments.

(1)     Pro forma earnings (loss) and EBITDA, as adjusted, are non-GAAP financial measures that exclude certain GAAP items as identified in the financial information tables that follow. Although pro forma earnings (loss) and EBITDA, as adjusted, are not U.S. GAAP financial measures, management believes they are appropriate financial measures of the Company's operating performance for the reasons stated in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2004.

Vastera closed 14 deals in the quarter, 8 with new clients and 6 with existing clients. Of the 14 deals, 8 were Software/Managed Services and 6 were Trade Management Consulting. Deals signed in this quarter included those with Ricoh, Logica, Tibbett & Britten, and Cargill.

“We are successfully positioning Vastera as the trade solutions company,” said Tim Davenport, President and CEO of Vastera.  “We are rebuilding our sales force and investing in core areas of our business.  Customers, partners and prospects are responding well to the changes we are making.  Their feedback is that the breadth of our solutions — trade management consulting, TradeSphere technology and managed services — make us the clear leader in the growing market for Global Trade Management.”

Financial Guidance

For the second quarter ending June 30, 2004, the Company expects revenues in the range of approximately $20.2 - $20.7 million, with a pro forma EPS loss of approximately ($0.03). The expected total year results are in the range of guidance the Company previously provided for 2004, which was revenues of approximately $80 - $85 million, and a pro forma EPS loss of approximately ($0.08) — ($0.13).

Earnings Call Details

Vastera will be hosting its first quarter earnings conference call on Thursday, April 22, at 4:30 p.m. EDT. The call is scheduled to last one hour.

Interested parties may access the call by dialing a toll-free number in the U.S.  (800) 967-7141, and a caller-paid number from outside of the U.S. (719) 457-2630. The participant code for the call is 356746. Participants are asked to dial in five to ten minutes prior to the scheduled start time.

A replay of the call will be available through May 7, 2004, by dialing a toll-free number in the U.S. (888) 203-1112, and caller-paid number from outside of the U.S. (719) 457-0820. The participant code for the replay call is 356746.

About Vastera

Vastera is the worldwide leader in providing solutions for Global Trade Management (GTM). Utilizing Vastera’s GTM solutions, clients realize significant reductions in costs to manage their global trade operations while improving compliance with government regulations and service levels to end customers. Vastera’s GTM solutions include: TradeSphere (software), Trade Management Consulting (business process consulting), and Managed Services (business process outsourcing). As the only publicly traded company focused exclusively on global trade, Vastera has over 600 professionals, in 13 countries, with over 400 clients utilizing Vastera GTM solutions. For more information, please visit www.vastera.com

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are forward looking statements, which are subject to the many risks and uncertainties that exist in Vastera’s operations and business environment. The Company does not intend to update such forward-looking statements. These risks and uncertainties may cause actual results to differ materially from the expected results and include, but are not limited to, Vastera’s limited operating history, history of losses and anticipation of continued losses, potential volatility of quarterly operating results, the ability to successfully implement Vastera’s expansion plans, risks related to the Internet, risks related to legal uncertainty and other risks which are set forth in more detail in Vastera’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as other reports and documents filed from time to time with the Securities and Exchange Commission.

VASTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	March 31, 2004	December 31, 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,201	$16,046
Short-term investments	37,615	40,402
Accounts receivable, net of allowance for doubtful accounts of $1,142 and $994, respectively	20,675	17,599
Prepaid expenses and other current assets	3,914	4,212
Total current assets	78,405	78,259
Property and equipment, net	10,832	10,806
Intangible assets and goodwill, net	6,590	6,907
Deposits and other assets	1,145	1,292
Total assets	$96,972	$97,264

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit and capital lease obligations, current	$1,302	$1,867
Accounts payable	853	921
Accrued expenses	6,090	5,260
Accrued compensation and benefits	3,244	3,452
Deferred revenue, current	10,981	9,451
Total current liabilities	22,470	20,951
Long-term liabilities:
Line of credit and capital lease obligations, net of current portion	488	698
Deferred revenue, net of current portion	1,999	2,393
Total liabilities	24,957	24,042
Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 100,000 shares authorized; 41,804 and 41,745 shares issued and outstanding, respectively	418	417
Additional paid-in capital	327,332	327,234
Accumulated other comprehensive loss	(1,108)	(715)
Deferred compensation	—	(46)
Accumulated deficit	(254,627)	(253,668)

Total stockholders’ equity	72,015	73,222

Total liabilities and stockholders’ equity	$96,972	$97,264

VASTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2004	2003
	(Unaudited)	(Unaudited)
Revenues:
Managed services revenues	$14,210	$13,615
Software revenues	2,269	2,731
Services revenues	4,442	4,598
Total revenues	20,921	20,944

Cost of revenues:
Cost of managed services revenues	8,072	7,436
Cost of software revenues	664	682
Cost of services revenues	3,407	3,369

Operating expenses:
Sales and marketing	2,456	2,244
Research and development	2,898	3,037
General and administrative	2,797	2,740
Depreciation	1,336	1,301
Intangible amortization expense	230	680
Stock-based compensation	46	370
Total operating expenses	9,763	10,372

Loss from operations	(985)	(915)
Other income, net	108	188
Loss before income taxes	(877)	(727)
Income taxes	(82)	(151)

Net loss	$(959)	$(878)

Basic and diluted net loss per common share	$(0.02)	$(0.02)

Weighted-average common shares outstanding	41,772	40,600

VASTERA, INC.

OTHER SELECTED FINANCIAL DATA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2004	2003

Pro forma earnings (loss) *	$(601)	$323
EBITDA, as adjusted *	$938	$1,634

Pro forma earnings (loss) per common share, basic *	$(0.01)	$0.01
Pro forma earnings (loss) per common share, diluted *	$(0.01)	$0.01

Pro forma weighted-average common shares outstanding, basic	41,772	40,600
Pro forma weighted-average common shares outstanding, diluted	41,772	41,598

*  The items excluded from the financial performance measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) to derive (i) pro forma earnings (loss) and (ii) EBITDA, as adjusted, and management’s rationale for using such non-GAAP financial measures to evaluate operating performance and liquidity of the Company are discussed in the Management’s Disclosure of Non-GAAP Financial Measures section of the Company’s most recent annual report on Form 10-K filed with the SEC on March 9, 2004.

VASTERA, INC.

RECONCILIATION OF US GAAP NET LOSS TO PRO FORMA RESULTS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2004	2003

U.S. GAAP net loss	$(959)	$(878)
Add:
Intangible amortization expense	230	680
Stock-based compensation	46	370
Income taxes	82	151

Pro forma earnings (loss) *	(601)	323
Add:
Depreciation	1,336	1,301
Amortization of revenue discounts related to customer contracts	85	75
Amortization of capitalized internal-use software costs	226	123
Other income, net	(108)	(188)

EBITDA, as adjusted *	$938	$1,634

RECONCILIATION OF PRO FORMA BASIC TO DILUTED
WEIGHTED AVERAGE SHARES OUTSTANDING
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2004	2003

Pro forma weighted-average common shares outstanding, basic	41,772	40,600
Dilutive effect of employee stock options	—	998

Pro forma weighted-average common shares outstanding, diluted	41,772	41,598